FOR IMMEDIATE RELEASE

CONTACTS:
Scott Pond (investors)
(801) 345-2657, spond@nuskin.com
Kara Schneck (media)
(801) 345-2116, kschneck@nuskin.com

NU SKIN ENTERPRISES REPORTS THIRD-QUARTER 2006 RESULTS

PROVO, Utah — Nov. 2, 2006 — Nu Skin Enterprises, Inc. (NYSE: NUS) today reported third-quarter financial results. Revenue for the quarter was $276.3 million and earnings per share were $0.19, both in line with company guidance.

Financial Results

For the quarter ended Sept. 30, 2006, Nu Skin Enterprises’ revenue was $276.3 million, compared to $290.8 million for the prior-year period. Net income and earnings per share for the quarter were $13.2 million and $0.19, respectively, compared to net income of $17.7 million and earnings per share of $0.25 for the same period in 2005. Revenue for the quarter was negatively impacted 1 percent by foreign currency fluctuations.

Third-quarter results brought the company’s nine-month revenue total to $826.2 million compared to $890.2 million for the same period in 2005. Net income for the period, which includes $32.0 million of pre-tax restructuring and impairment charges incurred in the first quarter, was $17.0 million compared to net income of $58.3 million for the same period in 2005. Earnings per share for the first nine months of 2006 were $0.24, including approximately $0.28 in after-tax restructuring and impairment charges that occurred in the first quarter of 2006, compared to $0.82 for the same period of 2005. Revenue in the first nine months of the year was negatively impacted 2 percent by foreign currency fluctuations.

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Nu Skin Enterprises
Nov. 2, 2006

“We are encouraged by the progress we are making in our key markets,” said Truman Hunt, president and chief executive officer. “In Japan, we are beginning to see some improvements as key growth initiatives, including the recent launch of our g3 nutrition drink and the rollout of the S2 Scanner, are beginning to take root. In China, we were the second international company to secure a direct selling license, and we plan to introduce direct selling in Shanghai during the fourth quarter of this year. In the United States, the recent launch of the ProDerm Skin Analyzer made an impact as personal care sales improved, while the continued rollout of the S2 Scanner is also playing an important role in the growth of our U.S. business. Additionally, South Korea, the company’s third-largest market, and Europe continue to perform extremely well.”

Regional Results

North Asia. Third-quarter revenue in North Asia was $147.8 million, compared to $160.4 million for the same period in 2005. Local currency revenue in Japan was down 11 percent on a year-over-year basis, a slight trend improvement over the second quarter. South Korea continued to deliver impressive results by posting 30 percent year-over-year local currency revenue growth during the quarter. The executive distributor count in the region was down 8 percent, while the number of active distributors declined 3 percent.

Greater China. Revenue in Greater China was $51.0 million for the third quarter, representing a 12 percent decrease compared to prior-year results. Mainland China reported a 34 percent local currency revenue decline from the prior year. Taiwan and Hong Kong generated solid results with local currency revenue up 4 percent and 3 percent, respectively, over the prior year. The executive distributor count in the region was down 11 percent compared to the third quarter of 2005, while the number of active distributors decreased 30 percent.

North America. Revenue in North America was $38.2 million, driven by a 5 percent increase in U.S. revenue over the prior-year period. Executive and active distributor counts in North America improved 8 percent and 3 percent, respectively, over prior-year results.

South Asia/Pacific. Revenue in South Asia/Pacific remained flat with the prior-year period at $22.7 million. The region’s third-quarter executive count declined 3 percent while active distributors decreased 13 percent, compared to the same period in 2005.

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Nu Skin Enterprises
Nov. 2, 2006

Other Markets. Revenue from the company’s other markets increased 25 percent to $16.7 million in the third quarter. This year-over-year improvement resulted, in large part, from a 30 percent revenue increase in Europe. The executive and active distributor counts in the company’s other markets increased 7 percent compared to the third quarter of 2005.

Operational Performance

The company’s gross margin was 82.5 percent, a 20 basis point increase over prior-year results. The improvement is largely attributed to a decrease in Scanner amortization as a result of the company’s transition to less expensive second-generation S2 Scanners. This benefit was somewhat offset by a weaker Japanese yen during the quarter. Selling expenses, as a percent of revenue, were 43.7 percent compared to 41.7 percent in the third quarter of 2005. This increase was due primarily to a distributor compensation plan transition in Japan over the past year.

General and administrative expenses were down $1.8 million compared to the prior year, even after considering approximately $2.0 million in stock option expense not reflected in last year’s results. As a percentage of revenue, general and administrative expenses were 31.2 percent, a 90 basis point increase over the prior year.

Cash flow from operations was $26.5 million during the quarter and the company paid $7.0 million in dividends. In August, the company increased its share repurchase authorization to $110 million and spent $24.1 million to repurchase 1.4 million shares, or 2 percent of all outstanding shares during the period.

Outlook

“The steps we have taken to grow our business are beginning to bear fruit as we see our markets throughout the world trending in a positive direction,” said Hunt. “In Japan, our key growth initiatives are taking hold and we are seeing a year-over-year trend improvement that we expect to continue in the fourth quarter and throughout 2007.

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Nu Skin Enterprises
Nov. 2, 2006

“In China, we are proceeding with plans to begin direct selling in Shanghai in the fourth quarter. We plan to add direct selling activities in additional provinces during 2007, subject to local license approvals, at a rate that will allow us to cover more than 50 percent of our current revenue base in the first quarter, and 90 percent by the end of the year. We believe that China revenue will begin to stabilize in the fourth quarter as we roll out the direct selling components of our business and anticipate seeing renewed growth in 2007,” Hunt continued.

“We are pleased with the U.S. distributor response to our introduction of the Nu Skin ProDerm Skin Analyzer which contributed to a 24 percent increase in personal care sales during the quarter. The continued rollouts of the ProDerm Skin Analyzer and the S2 Scanner, along with our Photomax initiatives, are generating healthy distributor activity. Based on the distributor response to our recent North America convention, we are optimistic about our U.S. business and are confident that it will continue to grow.

“In South Korea, recent product launches, including g3, the Galvanic Spa System II and the reformulated Nu Skin 180 Skin Therapy System, are continuing to lead to double-digit growth. South Korea has become one of our leading markets and continues to hold great potential.

“Overall, we are confident that our global business is turning in the right direction. Our Measurable Difference platform, which highlights our unique ability to scientifically demonstrate the benefits of our products, continues to gain traction with our distributors. We are capitalizing on distributor enthusiasm by maximizing access to differentiating tools like the S2 Scanner and the ProDerm Skin Analyzer. In addition, we continue to focus on improving our recurring revenue stream, enhancing corporate processes and utilizing our strong balance sheet to drive shareholder value. We look forward to sharing more details about our 2007 business plan during our annual investor day on Nov. 30,” Hunt concluded.

“As we look to the fourth quarter, we are modeling a yen rate of 118 to the dollar and project fourth-quarter revenue of $279 to $284 million with earnings per share in the $0.20 to $0.22 range. We will provide guidance for 2007 during our annual investor day,” said Ritch Wood, chief financial officer.

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Nu Skin Enterprises
Nov. 2, 2006

Management’s overview of the third quarter will be available Thursday, Nov. 2, beginning at 11 a.m. (EST) on the Investor portion of the company’s Web site at www.nuskinenterprises.com. A replay of the overview will be available on the company’s Web site through Nov. 17, 2006.

The Company

Nu Skin Enterprises, Inc. is a global direct selling company operating in 44 markets throughout Asia, the Americas and Europe. The company markets premium-quality personal care products under the Nu Skin® brand, science-based nutritional supplements under the Pharmanex® brand, and technology-based products and services under the Big Planet® brand. Nu Skin Enterprises is traded on the New York Stock Exchange under the symbol “NUS.”

Nu Skin Enterprises’ press releases are available online at www.nuskinenterprises.com.

Please note: This press release, particularly the “Outlook” section, contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that represent the company’s current expectations and beliefs, including, among other things: (i) expectations regarding the positive impact of certain strategic initiatives in our key markets, including Japan and the United States; (ii) our plans regarding the implementation of direct selling in China, and our expectations regarding renewed growth in that market; and (iii) financial projections for the fourth quarter of 2006. The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to: (a) risks that could adversely impact the company’s operations or financial results in its markets, including its largest market, Japan, such as negative market conditions, material decreases in executive-level and active distributors, or the company’s failure to execute effective initiatives in these markets; (b) risks that reported financial results could be adversely impacted by any weakening of foreign currencies against the U.S. dollar, particularly any further weakening of the Japanese yen; (c) regulatory risks associated with the Scanner, which could inhibit the company’s use of the Scanner in a market if it is determined to be a medical device in any market or if regulatory scrutiny dampens enthusiasm or the ability of the company or its distributors to effectively utilize the Scanner; (d) technical and regulatory challenges associated with the rollout of the Nu Skin® ProDerm™ Skin Analyzer, including difficulties or delays in developing a model that performs with all desired functionality, as well as regulatory uncertainties, particularly in Japan where there is a risk that regulatory authorities may impose limitations on the use of this tool and on claims that may be made in connection with its use; (e) continued regulatory scrutiny in mainland China, which has from time to time in the past, and could in the future, negatively impact the company’s business, including the interruption of sales activities in stores and the imposition of fines; (f) risks that the recently adopted direct selling regulations in China are interpreted or enforced by governmental authorities in a manner that negatively impacts the company’s current or planned business model there, and risk that the implementation of a direct selling model will not result in the anticipated growth of the company’s business in China given the restrictive nature of the direct selling laws; (g) any failure of current or planned initiatives or products,

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Nu Skin Enterprises
Nov. 2, 2006

including, among others, the introduction of the second-generation Scanner, the Nu Skin® ProDerm™ Skin Analyzer, and g3™ juice, as well as the commencement of operations in new markets, to generate interest among distributors and customers and generate sponsoring and selling activities on a sustained basis; (h) any failure of the implementation of recent business transformation initiatives to drive growth and maintain profitability; (i) any inability of the company to obtain necessary product registrations for its nutritional and personal care products in a timely manner; (j) adverse publicity related to the company’s business, products or industry; (k) adverse results of tax audits and challenges by foreign tax authorities with respect to the amount of income tax, customs, duties and other amounts owed by the company; and (l) continued competitive pressures in the company’s markets. The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K/A filed on March 17, 2006. The forward-looking statements set forth the company’s beliefs as of the date of this release, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change.

(Financial Tables to Follow)

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Nu Skin Enterprises
Nov. 2, 2006

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
For the Third Quarters Ended September 30, 2006 and 2005
(in thousands, except per share amounts)

	2006	2005
Revenue:
North Asia	$ 147,807	$ 160,442
Greater China	51,039	57,992
North America	38,187	36,393
South Asia/Pacific	22,653	22,642
Other Markets	16,659	13,322
Total revenue	276,345	290,791

Cost of sales	48,372	51,532

Gross profit	227,973	239,259

Operating expenses:
Selling expenses	120,625	121,136
General and administrative expenses	86,337	88,114
Total operating expenses	206,962	209,250

Operating income	21,011	30,009

Other income (expense), net	220	(1,633)
Income before provision for income taxes	21,231	28,376
Provision for income taxes	8,013	10,629

Net income	$ 13,218	$ 17,747

Net income per share:
Basic	$ 0.19	$ 0.25
Diluted	$ 0.19	$ 0.25

Weighted average number of shares outstanding:
Basic	69,630	70,257
Diluted	70,580	71,632

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Nu Skin Enterprises
Nov. 2, 2006

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
For the Nine-Month Periods Ended September 30, 2006 and 2005
(in thousands, except per share amounts)

	2006	2005
Revenue:
North Asia	$ 441,100	$ 492,452
Greater China	156,883	181,196
North America	115,351	111,632
South Asia/Pacific	64,502	64,934
Other Markets	48,400	39,985
Total revenue	826,236	890,199

Cost of sales	143,811	155,115

Gross profit	682,425	735,084

Operating expenses:
Selling expenses	355,894	374,071
General and administrative expenses	265,127	265,207
Impairment of assets and other	20,840	—
Restructuring and other charges	11,115	—
Total operating expenses	652,976	639,278

Operating income	29,449	95,806

Other expense, net	(2,241)	(3,461)
Income before provision for income taxes	27,208	92,345
Provision for income taxes	10,255	34,082

Net income	$ 16,953	$ 58,263

Net income per share:
Basic	$ 0.24	$ 0.83
Diluted	$ 0.24	$ 0.82

Weighted average number of shares outstanding:
Basic	69,986	69,989
Diluted	70,934	71,475

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Nu Skin Enterprises
Nov. 2, 2006

NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	September 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$ 118,287	$ 155,409
Accounts receivable	18,935	16,683
Inventories, net	101,746	99,399
Prepaid expenses and other	39,565	36,663
	278,533	308,154

Property and equipment, net	81,544	84,053
Goodwill	112,446	112,446
Other intangible assets, net	90,595	91,137
Other assets	88,525	83,076
Total assets	$ 651,643	$ 678,866

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 22,966	$ 20,276
Accrued expenses	114,991	112,023
Current portion of long-term debt	31,739	26,757
	169,696	159,056

Long-term debt	108,371	123,483
Other liabilities	40,553	41,699
Total liabilities	318,620	324,238

Stockholders' equity:
Class A common stock	91	91
Additional paid-in capital	185,956	179,335
Treasury stock, at cost	(308,848)	(284,138)
Accumulated other comprehensive loss	(66,647)	(67,197)
Retained earnings	522,471	526,537
	333,023	354,628
Total liabilities and stockholders' equity	$ 651,643	$ 678,866

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Nu Skin Enterprises
Nov. 2, 2006

NU SKIN ENTERPRISES, INC.
Distributor/Preferred Customer Growth by Market

	As of September 30, 2006		As of September 30, 2005		% Increase (Decrease)
	Active*	Executive	Active*	Executive	Active*	Executive
North Asia	329,000	14,863	339,000	16,061	(2.9%)	(7.5%)
Greater China	155,000	6,246	220,000	7,036	(29.5%)	(11.2%)
North America	140,000	3,592	136,000	3,342	2.9%	7.5%
South Asia/Pacific	74,000	2,093	85,000	2,165	(12.9%)	(3.3%)
Other Markets	59,000	1,786	55,000	1,667	7.3%	7.1%
Total	757,000	28,580	835,000	30,271	(9.3%)	(5.6%)

*	Active distributors include preferred customers and distributors purchasing products directly from the company during the quarter.

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